Exhibit 99.1

GLOBALSTAR, MUDRICK CAPITAL MANAGEMENT AND WARLANDER ASSET MANAGEMENT ANNOUNCE SETTLEMENT OF LITIGATION
Settlement to result in, among other items, appointment of two new Minority Directors plus an additional independent board member, establishment of a Strategic Review Committee, requirement of majority of independent stockholders vote on related party transactions and commitment to purchase a pro rata share and provide backstop support for an equity offering

Covington, LA (December 17, 2018) -- Globalstar, Inc. (NYSE American: GSAT) (“the Company”), together with Mudrick Capital Management, L.P. (“Mudrick Capital”) and Warlander Asset Management, LP (“Warlander”) and all other litigation parties are pleased to announce that the parties have entered into a Settlement Agreement related to the litigation brought by Mudrick Capital and Warlander in Delaware Chancery Court involving Globalstar and certain of its directors, officers and employees.
As a result of the Settlement Agreement, the parties have agreed to the addition of three new seasoned telecom executives to the Company’s Board of Directors: Keith Cowan, Ben Wolff and Mike Lovett. These new directors will be immediately appointed to the Globalstar Board of Directors to fill three vacancies left by existing board members who support this settlement and volunteered to step down from their positions. Messrs. Cowan and Wolff will be designated the “Minority Directors” and at the end of Minority Directors’ terms such seats shall be filled by candidates elected by a plurality vote of minority stockholders. Both Minority Directors shall be appointed to a new, standing Strategic Review Committee, and one Minority Director will be appointed to each of the Compensation Committee and the Nominating & Corporate Governance Committee. Additionally, Timothy Taylor, Vice President of Thermo and Globalstar’s Vice President of Finance, Business Operations and Strategy will join the board to fill a vacancy left by a fourth board member retiring from his position on the board.
The Strategic Review Committee will be comprised of Minority Directors Ben Wolff, Keith Cowan, and two other directors, William Hasler and Timothy Taylor. The Strategic Review Committee’s first order of business shall be to assess financing options for Globalstar. Furthermore, the Strategic Review Committee will have exclusive authority for the review and oversight of certain events and its approval shall be necessary for events including but not limited to: (i) any acquisition by Thermo and/or any Jay Monroe affiliated party or person of additional newly-issued securities of Globalstar, subject to certain exceptions; (ii) any extraordinary corporate transaction, such as a merger, reorganization or liquidation, involving Globalstar or any of its subsidiaries; (iii) any sale or transfer of a material amount of assets of Globalstar or any sale or transfer of assets of any of its subsidiaries which are material to Globalstar; (iv) any further change in the Board of Directors of Globalstar, including any plans or proposals to change the number or term of directors or to fill any vacancies on the Board, provided that only elections of Minority Directors shall be within the authority of the Strategic Review Committee; (v) any material change in the present capitalization or dividend policy of Globalstar; (vi) any transaction between the Company and Thermo or one or more of its affiliates that has a value in excess of $250,000 (subject to certain exceptions) and (vii) any other material changes in Globalstar’s lines of business or corporate structure. The Globalstar Certificate of Incorporation will be amended to establish the Strategic Review Committee which shall remain in place until such time as Thermo and its affiliates no longer beneficially own 45% or more of Globalstar’s outstanding stock. Additionally, the Certificate of Incorporation and Bylaws will be amended to require a majority of independent stockholders to vote on any related party transaction between Globalstar and Jay Monroe, or Thermo and its and their respective affiliates, with a value of $5 million or more (subject to certain exceptions).
Within five business days of an event of (i) refinancing of 85% of Globalstar’s bank debt, (ii) refinancing of a minimum of $150 million of Globalstar’s bank debt with a minimum two year extension of maturity on the remaining balance, or (iii) an extension of maturity or amortization holiday on such debt of two years or more, Thermo has agreed to convert all of its outstanding subordinated debt into Globalstar common equity at the contractual conversion price under its subordinated loan agreement. If triggered, this conversion will have the additional benefit of immediately reducing the Company’s debt by at least $116 million.

The Settlement Agreement requires Globalstar to conduct an undiscounted equity offering (less any underwriting discount) of its common stock to qualified and readily identifiable Globalstar stockholders on a pro rata basis, based on ownership, in an amount recommended by Globalstar’s management of not more than $60 million, exclusive of any funds raised pursuant to an underwriter option. Thermo, Mudrick Capital and Warlander have agreed to purchase their pro rata share of any such offering and to backstop the balance offered to, but not purchased by, other Globalstar stockholders, on a pro rata basis based on their respective ownerships of Globalstar’s common stock. The settlement and any related fee award is subject to confirmatory diligence and confirmation and approval by the Delaware Chancery Court.
This press release shall not constitute an offer to sell or the solicitation of any offer to buy, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.
Jay Monroe, Executive Chairman of Globalstar, commented, “Globalstar and Thermo are pleased with this outcome and happy to put this litigation behind us. We would like to thank the outgoing directors for their many years of service to the Company and would like to welcome Ben, Keith and Mike to the Globalstar team. In the last week, we have spent a significant amount of time with all three of them and believe that they will be excellent board members, especially given their deep telecom and spectrum experience which is so important to our future plans.”
Mr. Monroe continued, “We are pleased to have reached agreement with Mudrick Capital and Warlander and appreciate their support moving forward. Litigation is costly and time consuming, and we prefer to focus our time and resources on moving towards value realization which this settlement frees us up to do. We continue to believe in Globalstar’s potential and welcome the new directors to help us realize it. Our management team looks forward to working with the Strategic Review Committee and the full Board of Directors on the continued thoughtful examination of our business.”
Jason Mudrick, the President and Chief Investment Officer of Mudrick Capital and Eric Cole, Chief Executive Officer of Warlander, together issued the following statement: “This settlement reflects a constructive dialogue with the Globalstar team and we look forward to continuing our collaborative relationship in order to further enhance shareholder value. We continue to strongly believe in the value of Globalstar’s assets and its ability to monetize those assets. The details of this settlement - including the minority shareholder provisions such as the new Minority Directors, a new independent director, and the Strategic Review Committee - provide us with additional confidence for the future of this Company. We are also excited to have Ben, Keith and Mike join the Globalstar board. Given their expertise in the telecom sector and with successful spectrum transactions, we believe they will add tremendous value immediately. We are confident that the Settlement heralds a new era of sustainable value creation for the benefit of all of Globalstar’s stockholders.”
Ben Wolff, Keith Cowan and Mike Lovett jointly issued the following statement: “We believe Globalstar has a unique collection of assets and are excited to join the Board of Directors. We look forward to working with the rest of the Board and the management team to enhance value for all stakeholders.”
About Globalstar’s New Minority and Independent Directors
Keith Cowan
Since January 2013, Mr. Cowan has served as the Chief Executive Officer of Cowan Consulting Corporation LLC, a privately held company that manages investments and provides strategic planning and board advisory services. From July 2007 to January 2013, Mr. Cowan was the President of Strategic Planning and Corporate Initiatives at Sprint Corporation, with responsibilities that included developing the long-term strategic plan for Sprint, restructuring and managing Clearwire Corporation as a public company consortium including Sprint, Comcast, Time Warner Cable, Intel, Google, and Bright House Networks, and managing the sale of control of Sprint to Softbank. From May 1996 to January 2007, Mr. Cowan held a variety of roles at BellSouth Corporation, which subsequently merged with AT&T, including Chief Development Officer, Chief Network Field Officer and President of Marketing and Product Management. Mr. Cowan’s time at BellSouth included his instrumental role in the creation and governance of Cingular Wireless and responsibility for entering, governing and exiting many of BellSouth’s international wireless partnerships in Europe, the Middle East, South America, and Asia.

Mr. Cowan has served as a board member of over a dozen private companies, two public companies, and numerous not-for-profit and civic organizations, including, currently, his service as Chairman of the Board of Aegex Technologies, CX Technologies (ENGAGEcx), Cobra Legal Solutions and Venadar LLC.

Ben Wolff
Mr. Wolff serves as the Chairman and CEO of Sarcos Robotics, a global leader in mobile, dexterous, tele-operated robots.  Mr. Wolff served from 2009 to 2014 as Chief Executive Officer, President and Chairman at satellite communications firm ICO Global Communications which was subsequently renamed Pendrell Corp. In 2003, Mr. Wolff co-founded Clearwire Corporation, where he served as President, CEO and Co-Chairman. Mr. Wolff oversaw the growth of the company to more than $1 billion in revenues and 3,500 employees, raising more than $12 billion in debt and equity financing during his tenure. Clearwire was sold to Sprint in 2013 for more than $14 billion. From 2004 to 2011, Mr. Wolff also served as President of Eagle River Investments, a telecom and technology focused private equity and venture capital fund, and as a member of the board of directors of various public and private Eagle River portfolio companies.
Michael Lovett
Since October 2012, Mr. Lovett has served as managing partner of Eagle River Partners LLC, a privately held investment and advisory company. Until April 2012, Mr. Lovett served as the CEO and President of Charter Communications. Previously he was COO and joined Charter in August 2003 as Senior Vice President of Operations. Mr. Lovett’s career in cable and telecom related companies began in 1980 with Centel Communications where he held a number of positions in operations. He was with Jones Intercable Inc. from 1989 to 1999 rising to Senior Vice President with responsibility for operations in nine states; and AT&T Broadband as Regional Vice President of Operations from June 1999 to November 2000. He served as Executive Vice President of Operations for OneSecure Inc. a managed security service company providing management/monitoring of firewalls and virtual private networks from November 2000 to December 2001; and was Chief Operating Officer for Voyant Technologies Inc. a voice conferencing hardware/software solutions provider in Denver from December 2001 to August 2003.

About Globalstar
Globalstar is a leading provider of mobile satellite voice and data services. Customers around the world in industries such as government, emergency management, marine, logging, oil & gas and outdoor recreation rely on Globalstar to conduct business smarter and faster, maintain peace of mind and access emergency personnel. Globalstar data solutions are ideal for various asset and personal tracking, data monitoring, M2M and IoT applications. The Company's products include mobile and fixed satellite telephones, the innovative Sat-Fi satellite hotspot, Simplex and Duplex satellite data modems, tracking devices and flexible service packages.
Globalstar contact information:
Samantha DeCastro
samantha.decastro@globalstar.com
About Mudrick Capital
Mudrick Capital Management, L.P. is an SEC-registered investment adviser specializing in distressed credit and deep value event driven investing. Mudrick Capital manages capital for a diverse group of sophisticated institutions and individuals, including endowments, foundations, insurance companies, private banks, fund-of-funds, pensions, family offices and high net worth individuals.
About Warlander Asset Management
Founded in 2015, Warlander Asset Management, LP is an SEC-registered investment adviser that specializes in long/short, credit-oriented investments, focused on opportunistically investing across the full spectrum of global fixed income and credit-sensitive equities.

This press release contains forward-looking statements within the meaning of federal securities laws and regulations. These forward-looking statements are identified by their use of terms and phrases such as “believe,” “expect,” “intend,” “project,” “anticipate,” “position,” and other similar terms and phrases, including references to assumptions and forecasts of future results. Forward-looking statements are not guarantees of future performance and involve known and unknown risks, uncertainties and other factors which may cause the actual results to differ materially from those anticipated at the time the forward-looking statements are made. These risks include, but are not limited to the risk that the anticipated settlement may be terminated, the consummation of the financing and those risks and uncertainties associated with the Company’s business described from time to time in its filings with the Securities and Exchange Commission, including its Annual Report on Form 10-K filed on February 23, 2018. Although the Company believes the expectations reflected in such forward-looking statements are based upon reasonable assumptions, the Company can give no assurance that the expectations will be attained or that any deviation will not be material. All information in this release is as of the date of this release, and the Company undertakes no obligation to update any forward-looking statement to conform the statement to actual results or changes in its expectations.